REPORT

on the

WHALE MINE PROPERTY

Yellow Pine Mining District
Clark County
Nevada, U.S.A.

Approximate Co-ordinates
35° 48'N Latitude
115° 31'W Longitude

for

TAO MINERALS LTD.
Vancouver, British Columbia

by

W.G. TIMMINS, P.Eng.

October 22, 2004

SUMMARY

Tao Minerals Ltd. has acquired by purchase agreement the Whale Mine property consisting of two unpatented lode mineral claims located in the Yellow Pine Mining District, Clark County, Nevada, U.S.A.

The region is known for its historic production of lead, zinc, silver and gold.

The claims are underlain by Paleozoic members of the Sultan and Monte Cristo Limestone Formations.

Recorded production from the Whale Mine from 1912 to 1943 is 339,727 pounds of zinc, 40,642 pounds of lead, and 202 ounces of silver.

Mineralization on the Tao Minerals property, which encompasses the Whale Mine underground workings, consists mainly of calamine occurring in a breccia zone.

An electromagnetic survey carried out in 1991 indicates potential for extensions or additional fracture or breccia zones containing zinc, lead, and silver mineralization.

A two-phase program of exploration consisting of geological mapping, electromagnetic re-surveying, trenching and rock sampling, followed by diamond drilling, is recommended at a total cost of $141,000.

Respectfully submitted,

October 22, 2004	W.G. Timmins, P.Eng.

1.

INTRODUCTION

The author was retained by Tao Minerals Ltd. to review all available data on the Whale Mine property, provide an assessment and, if warranted, recommend a program of exploration.

The author has spent considerable time in the area over a period of years visiting numerous mineral properties including the Whale Mine property during the 1980's and as recently as August 2004.

PROPERTY

The property consists of two unpatented mineral lode claims known as the Whale 1 and Whale 2 situated in the Yellow Pine Mining District, Clark County, Nevada, Section 1 and 6 of Township 25 south, Ranges 57 and 58 east. The location notices are recorded at the office of the Clark County recorder in Las Vegas, Nevada in File 078, Book No. 20040922, Page 0034, Instr. 0005260.

Any legal aspects pertaining to these claims is beyond the scope of this report.

2.

LOCATION AND ACCESS

Approximate Co-ordinates: 35° 48'N Latitude; 115° 31'W Longitude.

The property is located 30 miles southwest of Las Vegas, Nevada and about six miles west of Goodsprings on the western slopes of the Spring Mountains.

Access to the area is provided by means of Interstate Highway 15 from Las Vegas southwest to Jean. Goodsprings is accessible by paved road from Jean, a distance of seven miles to the northwest.

The property may then be reached by travelling west along a paved road for about six miles towards the village of Sandy, then a short dirt road to the main workings of the property.

CLIMATE AND VEGETATION

The area is typically desert with relatively high temperatures, low precipitation, and vegetation consisting mainly of desert shrubs and cactus. Sources of water would be available from valley wells.

PHYSIOGRAPHY

The property lies in a region of moderate rolling hills with local incised narrow canyons. Elevations locally range from 3200 feet to 4300 feet A.S.L.

3.

HISTORY

The history of the area dates back to 1856 following investigation of lead ore by Mormon missionaries. The first ore was smelted in 1857 and a mill was built north of Goodsprings in 1898.

The completion of the San Pedro, Los Angeles and Salt Lake railroad in 1905 and recognition of oxidized zinc minerals in the ore in 1906 stimulated development of the mines and the region has been subject to intermittent activity up to 1964, particularly during the World War I and II years.

The Yellow Pine District has been mined primarily for lead-zinc-silver, however, an estimated 91,000 ounces of gold has also been recovered.

The Whale Mine was first located in 1904 and relocated in 1909.

Recorded production from 1912 to 1943 is 339,727 pounds of zinc, 40,642 pounds of lead, and 202 ounces of silver.

The area has been mainly dormant since 1964.

The ground covering the Whale Mine and surrounding area was explored by VLF-EM and geochemical surveys in 1981, however results were not available.

In 1991 the Whale Claim Group was explored by magnetometer, scintillometer and VLF-EM surveys.

4.

REGIONAL GEOLOGY

Paleozoic Stratigraphic Succession
In the Vicinity of
The Goodsprings District

Thickness
(feet)
.
Permian:
Red beds	1,000 - 1,100

Mississippian to Permian:
Bird Spring Formation	2,500+

Local erosional unconformity

Mississippian:
Monte Cristo Limestone:
Yellowpine Limestone Member	60 - 120
Arrowhead Limestone Member	10 - 20
Bullion Dolomite Member	85 - 300
Anchor Limestone Member	65 - 400
Dawn Limestone Member	50 - 399

Devonian:
Sultan Limestone:
Crystal Pass Limestone Member	150 - 260
Valentine Limestone Member	75 - 380
Ironside Dolomite Member	5 - 125

Cambrian to Devonian(?):
Goodsprings Dolomite	2,450+

The Spring Mountain Range consists mainly of Paleozoic sediments which have undergone intense folding accompanied by faulting. The Yellow Pine District is underlain by a series of carboniferous sediments consisting of limestones, pure crystalline limestone, and dolomite with occasional intercalated beds of fine-grained sandstone. These strata have a general west to southwest dip of from 15 to 45 degrees occasionally disturbed by local folds. Igneous rocks are scarce and are represented chiefly by quartz-monzonite porphyry dikes and sills.

5.

LOCAL GEOLOGY

The Whale Mine area is underlain by members of the Sultan Limestone to the top of Monte Cristo Limestone.

The formations trend N70° W and dip 35° to 45° to the southwest.

The old mine workings explore a breccia zone occurring in the dolomitized cherty Anchor Limestone and Crystal Pass Limestone, mainly in the Anchor Limestone. Principal faults trend to the northeast.

MINERALIZATION

The principal ores of the district are the oxidized zinc-lead-silver ores. They contain smithsonite, cerussite and galena with small amounts of calamine, hydrozincite, anglesite, pyromorphite with variable silver contents..

Mineralization in the Whale Mine main underground workings consists mainly of calamine replacing a dolomitized Anchor Limestone breccia near layers of chert. The eastern workings expose small veins that contain cuprodascioizite, minor galena, calamine and wulfenite.

Samples taken by L. Sookochoff, P.Eng. in 1989 from the Whale Mine main workings are listed below:

6.

Sample No				Assay
/ Width	Location	Type	Description	Zn (ppm)

6092 / 5 '	45' from portal	Chip	Silicified dolomite	970

6093	Ore bin	Grab	Placer gravel	37,888

6094 / 25 '	Across zone	Chip	Silicified dolomite	90,999
(15' true width)

6095	Ore bin	Grab	Light brown vesicular	99,999
			breccia	(15% Zn)

6096	Near ore bin	Grab	Dark brown limestone	72,588
			with malachite	(11.18% Zn)

6097	Portal dump	Randon	Dark brown limestone	3,421
		Composite	with malachite	(0.42% Zn)

6098	Portal dump	Grab	Dark brown limestone	16,825
			coarse breccia	(2.53% Zn)

WHALE MINE WORKINGS

The Whale Mine is comprised of an adit trending east-northeasterly for 350 feet with 100 foot crosscuts to the north and south. An upper shaft, 125 feet east of the portal, angled at 67° , is 75 feet deep with drifts at the 50 foot level. It appears that the shaft connects with the portal level. Ore was mined from four stopes.

GEOPHYSICAL RESULTS (1991)

Sookochoff, P.Eng. reported in 1994 that the magnetometer and scintillometer surveys on the claims surrounding the Whale Mine failed to detect anomalous areas indicating potential mineralized zones.

7.

The VLF-EM (electromagnetic) survey, although not carried out over the main Whale Mine area, did however, detect an anomaly some 500 feet south of the underground workings which may be indicative of the breccia zone encountered at the Whale Mine.

CONCLUSIONS

Mineralization consisting of lead-zinc-silver ore has been mined in the past at the Whale Mine now held by Tao Minerals Ltd.

The mineralization consists mainly of calamine occurring in fracture or breccia zones in dolomitized cherty Anchor Limestone and Crystal Pass Limestone.

Additional mineralized zones or extensions of known deposits occurring in fracture or breccia zones or as replacement deposits may be present on the Whale property as indicated by the VLF-EM survey in 1991.

RECOMMENDATIONS

A two-phase exploration program consisting of geological surface and underground mapping as well as investigation of the known diggings on the claims, relocation of the VLF-EM anomalous zone and additional trenching and rock sampling, followed by diamond drilling is recommended.

8.

ESTIMATED COSTS OF PROGRAM (U.S. FUNDS)

PHASE I			US DOLLARS

1	.	Geological Mapping	$10,000
2	.	VLF-EM Survey	5,000
3	.	Trenching and Sampling	10,000
4	.	Mobilization and Demobilization	3,000
5	.	Food and Lodging	2,000
6	.	Reports, Maps, etc.	2,000
7	.	Contingency	4,000

		Total Cost - Phase I		$36,000

PHASE II

1	.	Diamond Drilling
		Estimated: 2000 feet @ $35 ft	$70,000
2	.	Mobilization and demobilization	10,000
3	.	Reports, Assays, etc.	10,000
4	.	Contingency	15,000

		Total Cost - Phase II		105,000

		TOTAL COST - PHASE I AND PHASE II		$141,000

Further work would be dependent upon results of the above recommended program of work.

Respectfully submitted,

October 22, 2004	W.G. Timmins, P.Eng.

9

STATEMENT OF QUALIFICATIONS

I, William G. Timmins, of the City of Vancouver, in the Province of British Columbia, do hereby certify that:

1.	I am a consulting geologist, with offices at 1016 - 470 Granville Street, Vancouver, B.C. V6C 1V5.

2.
I have been practising my profession for the past 36 years since university, having been engaged in the evaluation, exploration and development of mineral properties throughout Canada, the United States, Latin and South America, Australia and New Zealand.

3.
I am a graduate of the Provincial Institute of Mining, Haileybury, Ontario (1956) and attended Michigan Technological University 1962-1965, Geology and was licensed by the Professional Engineers Association of B.C. (geological discipline) in 1969.

4.
This report titled "Geological Report on the Whale Mine Property for Tao Minerals Ltd." is based on published and private reports, maps and data provided by Tao Minerals Ltd. and in the public domain, and personal visits to the Whale Mine from 1982 to 2004. The author has reviewed relevant data prepared by reputable qualified persons and is responsible for his own geological analysis, conclusions and recommended exploration program.

5.	I have no interest, nor do I expect to receive any interest in the properties or securities of Tao Minerals Ltd.and am independent of the issuer.

6.
I consent to the filing of this report with any stock exchange and other regulatory authority, and any publication by them, including electronic publication in the company's files or their websites accessible by the public.

October 22, 2004	W.G. Timmins, P.Eng.

10.

REFERENCES

Hewett, D.F.	Geology and Ore Deposits of the Goodsprings Quadrangle, Nevada,
Paper 162, U.S. Department of the Interior, Geological Survey.

Nevada Bureau of Mines and Geology, Bulletin 62, Geology and Mineral Deposits of Clark
County, Nevada, 1965

Timmins, W.G.	Geological Report on the Whale Mine for Celebrity Mining, November,
1982.

11.